RULE NO.: 424 (b) 3

REGISTRATION NO.: 333-123623

Prospectus Supplement No. 1 dated December 13, 2005 to the Prospectus (the “Prospectus”) of Unity Wireless Corporation (the “Company”), dated April 20, 2005

(included in the Registration Statement on Form SB-2/A, Registration No. 333-123623)

The Prospectus under the caption "Selling Security Holders" is amended to reflect that the names of two of the listed selling security holders, DCOFI Master LDC and DC Asset Management LLC, have been changed to CAMOFI Master LDC and Centrecourt Assets Management LLC, respectively.